Exhibit 99.1

October 2018 OTCQB: FCUV Investor Presentation

Forward Looking Statements The statements in this presentation that are not historical facts may constitute forward - looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to securing sufficient funding for the launch of the Universal Smart Device and related inventions or innovations as well as the continuation and results of the Universal Smart Device to meet market expectations, goals, or performance. These and other risks and uncertainties are identified and described in more detail in Focus Universal’s filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC's website at www.sec.gov . Focus Universal undertakes no obligation to publicly update or revise any forward - looking statements. 2

Focus Universal Overview ■ Focus Universal is a universal smart device developer and manufacturer in the Internet of Things market. ■ The Company’s technology is centered around a Universal Smart Instrumentation Platform (USIP) , which provides a universal solution for embedded design, industrial monitoring and control. It achieves this using a mobile device or computer as a display to communicate with a group of sensors/probes through a secure closed loop network. ■ This patented technology replaces expensive, standalone instruments with an inexpensive, singular device that has the ability to connect with thousands of sensors/probes from different manufacturers. The interoperability and reusability gives focus a major edge over other competitors in the industry. 3

Patented Technology ■ “Universality” is the philosophy behind the Focus Universal patented technology. “Universal Smart Device” U.S. Patent No. 9924295 Issued in March 2018. ■ The USIP utilizes a mobile device or computer to communicate with smart devices (sensors, probes, controllers) to monitor and control any functions, thus replacing traditional instrument hardware. Our SmartApp interface supports real - time data monitoring facilitates instrument control and operation on any mobile device or computer. ■ The Platform takes advantage of secure bi - directional wireless communications and interface supported by smart devices. This communication method allows to be sensors readily modified or upgraded. ■ The USIP allows for WiFi , Bluetooth and Power Line Communication (PLC) between devices. The optimized PLC technology provides an advantage in the market for reliable communication between devices using the existing electrical grid across large distances. ■ Application Software Auto - Generation (ASAG) simplifies the process of any manufacturer to build onto our platform by converting complicating coding language from devices to a text based language. This is process evolves beyond Machine Learning and into Machine Self - Designing technology. 4

Text Here Text Here Text Here Text Here Focus Solutions 5 Analyze Control Monitor ■ Our Sensors monitor everything from CO2, temperature, humidity, pressure, water purity, motion, electrical strength, etc. ■ Combined with our sensors we can control any functions in traditional hardware devices including lights, air conditioning, etc. ■ Utilizing AI our cloud we have the ability to analyze and provide optimal control and automation for devices to maximize their capabilities (MAC)

What We Solve 6 90% Common Foundation Some components require a 2.5 Inch think 2,000+ page manual to learn to develop

Focus Smart Devices ■ Ubiquitor - A universal smart device is designed to be compatible with all sensors or probes on the market and capable of monitoring and controlling any combination of sensors. It achieves this by acting as a wireless bridge between the smartphone and data acquisition module. ■ Universal Smart Controller (USC) - The USC device controls any device plugged into the USC using the Smart App. Through the app you are able to control any functions including turn devices on and off, set automated rules and also control the amount of power sent to the devices. This provides you with real - time sensor data and control from any mobile device. ■ Sensors – Our sensors can be as small as the size of a USB stick. They are plug and play ready with our Smart Devices and USIP platform to display on the SmartApp . These devices are able to measure any measurable metrics, such as temperature, humidity, lumen levels, heat. The platform allows for hundreds to thousands of sensors to be connected together. each 7

Competitive Advantage ■ Universal Customization – taking advantage of our ASAG technology to modify and customize applications within our SmartApp . ■ Cost Saving – by consolidating the devices required to monitor and control functions. ■ Interoperability - interoperability and reusability among various sensors are achieved by centralizing all sensors and measuring equipment into one device and SmartApp . ■ Ease of Use – each device is plug and play ready featuring a user friendly smart app. ■ Security – our devices have a sensor security built - in data acquisition module. ■ Wireless Control - Users can access the universal smart cloud - enabled device from its web interface using any web - enabled device. ■ Scalability – our Universal Smart Platform allows end users to connect sensors from a few to several hundreds or even thousands of sensors. ■ Fast prototyping – design cycle reduced from a few years to a few weeks for manufacturers. 8

Competitive Advantage Traditional Devices 9 USIP

Market Potential ■ The industrial control and factory automation market is expected to reach $202.42 billion by the year 2020 at a compound annual growth rate (CAGR) of 6.73% from 2015 to 2020 [1] , the smart sensor market is expected to grow to $57.77 billion by the year 2022, at a CAGR of 18.1% between 2016 and 2022 [2] . ■ McKinsey Global Institute estimated that the impact of the Internet of Things on the global economy might be as high as $6.2 trillion by the year 2025 [3] . Cisco predicts the global Internet of Things market will be $14.4 trillion by the year 2022 [4] . 10

Industry Applications ■ Horticulture ■ Agriculture ■ Aquaculture ■ Water Treatment ■ Hospitals and Emergency Rooms ■ Industrial Manufacturing – Steel, Coal, Chemical, etc. ■ Healthcare ■ Education ■ Environmental Regulators ■ Many More … Our technology adds value to any industry that requires real time monitoring and control. 11

Business Model ■ Distributor Sales – Focus Universal currently sells $1M of 1 traditional horticulture sensor instrument to two of the largest horticulture resellers in the US. We plan to launch over 500 meters to sell through our same distributors by Q1 2019. ■ Licensing/White Label – The company offers licensing for the technology to be used by hardware manufacturers to drastically reduce their software engineering costs offering a visual display for their products from any smart device. ■ Large Commercial/Industrial Custom Solutions – The company has the technology to customize a USIP solution to cover any business needs large and small, including: ■ Custom sensor design ■ Mapping and installation ■ B2B Sales – The USIP platform base package includes the Ubiquitor and USC devices. These devices and smart sensors will be available for sale. 12

Growth Opportunity ■ Product Development – With our current sales into two of the largest horticulture resellers, we plan to penetrate this market first with our technology. These products will be available Q1 of 2019. ■ Strategic Acquisitions – Our growth through strategic acquisitions is aimed to expedite the growth process on the service and support side of the business. These acquisitions targets include hardware, software and service companies. ■ Large Scale Commercial Contracts – Our technology provides an opportunity to secure large scale industrial, government, education contracts for smart automation buildouts. ■ Home Automation – This is a massive market that is currently controlled by Google, Sony and Belkin among others. With the Focus Technology, we can offer more customization for consumers at a much lower price point differentiating the products from the big players in the space and creating a clear entry point. 13

Acquisition Pipeline ■ Sales, service and infrastructure integration solution for Smart installations in commercial and industrial infrastructures ■ IOT device companies in specified areas ■ GPS manufacturer devices ■ Residential smart automation installation providers ■ Traditional instrumentation manufacturers 14

Product Pipeline ■ Smart home control console ■ Gas analyzer for industrial applications ■ IOT device for the horticulture industry ■ Universal IOT infrastructure ■ Additional devices to be created through licensing business model 15

Management ■ Dr. Desheng Wang - Dr. Wang is the CEO, Secretary, Director and Founder. He served as a senior research fellow at California Institute of Technology from 1994 - 2011. He holds a Masters degree from Dalian Institute of Chemical Physics at the Chinese Academy of Science and a Ph.D. in Chemistry at Emory University in 1994. ■ Sean Warren – Mr. Warren. Mr. Warren is a talented and seasoned executive with over 25 years of experience in technology and enterprise technology systems. He brings a wealth of expertise with particular strengths in areas such as software development, cloud management, enterprise infrastructure development and full spectrum of IT compliance. ■ Dr. Edward Lee – Dr. Lee is a Founder. Dr. Lee also serves as Chief Executive Officer of AIDP, Inc. and served as its President He received his undergraduate degree from Lanzhou University, a graduate degree from the University of Science & Technology of China and a doctorate degree from the University of Florida. 16

Board Members ■ Michael Pope - Mr. Pope has lead over 50 buy - side transactions and raised over $200 million in debt and equity financings. He brings specific experience with fundraising, investor relations, mergers and acquisitions, and corporate strategy. Mr. Pope holds an active CPA license and serves on the boards of various private and public organizations. ■ Sheri Lofgren – Ms. Lofgren is a certified public accountant with extensive experience in financial accounting and management, operational improvement, budgeting and cost control, cash management and treasury, along with broad audit experience, internal control knowledge and internal and external reporting. ■ Carine Clark - Ms. Clark is a talented executive serving as president and CEO of four high - growth tech companies, specializing in helping companies scale from $10 million to $100 million. She has received numerous awards including the EY Entrepreneur Of The Year® Award in the Utah Region and Utah Business Magazine's CEO of the Year. ■ Jennifer Gu - Dr. Gu serves as as Vice President of Research & Development at AIDP. She received his undergraduate degree from the University of Florida and a doctorate degree from the University of California, Los Angeles. 17

Stock Snapshot 18 Focus Universal OTCQB: FCUV Stock Price (10/4/2018) $7.00 Shares Outstanding 40.9 million Cash $10.1 million Debt $0 Market Cap Value $286.3 million 52 - Week Range $1.50 - $9.00 50 Average Daily Volume 440 shares Annual Revenue Run - Rate $1 million

Focus Universal OTCQB: FCUV Desheng Wang (CEO) 14,392,400 35.18% Edward Lee (Director) 8,400,000 20.53% Remaining Shareholders 18,107,600 44.29% Total Shares Outstanding 40,900,000 Cap Table 19

Investment Highlights ■ Patented Technology – The Universal Smart Device patent provides an advantage in the IOT industry to build a new software network for devices to monitor and control data. ■ Innovative Product Development – Universal sensor node, gateway system, smart connected devices to replace 90% of traditional hardware. ■ Market Opportunity – The instrumentation market is significant and ripe for disruption with new technologies and the Internet of Things (IOT) industry is cutting - edge technology. ■ Organic and Acquisitive Growth Strategy – CableMasters presents the first acquisition opportunity that will bring an established infrastructure sales, installation and support team. Several other potential acquisitions are in the pipeline. 20

Corporate Information 21 Attorney: Wilson, Bradshaw & Cao LLP 9110 Irvine Center Drive Irvine, CA 92618 917 - 830 - 6517 gbradshaw@wbc - law.com Transfer Agent: Island Stock Transfer 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760 727 - 289 - 0010 Auditor: BF Borgers CPA PC 5400 West Cedar Avenue Lakewood, CO 80226 Corporate: 20511 East Walnut Drive North Walnut, CA 91789 626 - 272 - 3883

Contact Information 22 Corporate: CEO Desheng Wang 626 - 272 - 3883 desheng@focusuniversal.com Financial Advisor: Veyo Partners Shane Vultee 646 - 781 - 8122 shane.v@veyopartners.com Investor Relations: Hayden IR 917 - 658 - 7878 FCUV@haydenir.com